 Exhibit 99.1

Byrna Technologies Announces Preliminary Fiscal Fourth Quarter 2023 Revenues of $15.6 million

Surge in Web Sales Drives a 121% Quarter-Over-Quarter Revenue Increase

ANDOVER, Mass., December 19, 2023 /PRNewswire/ - Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today reported preliminary expectations for the fiscal fourth quarter ended November 30, 2023 (“Q4 2023”).

Based on preliminary unaudited results, the Company expects revenues of approximately $15.6 million for Q4 2023, representing a 120% sequential increase from $7.1 million in the fiscal third quarter of 2023 (“Q3 2023”) and a slight decrease of 2.7% from $16.0 million in the fiscal fourth quarter of 2022 (“Q4 2022”). However, excluding international sales, which are typically episodic in nature, Q4 2023 sales increased by 33% compared to the same period last year.

The sequential increase from Q3 2023 resulted primarily from the early success of the Company’s revamped advertising strategy that began to take shape in September 2023. The new advertising strategy also drove significant year-over-year increases in Byrna.com, Byrna.ca, Amazon.com, and dealer/distributor sales, amounting to $1.70 million (23%), $0.25 million (202%), $1.25 million (70%), and $0.75 million (35%), respectively, and totaling $3.95 million. However, these improvements were offset by a lack of international sales in Q4 2023. By comparison, Byrna reported $4.3 million in international sales in Q4 2022.

Preliminary Fiscal Fourth Quarter 2023 Sales Breakdown:

	Q4 2023 vs. Q4 2022
Sales Channel ($ in 000s)	Q4 2023	Q4 2022	% Increase / (Decrease)
Byrna.com	$9,170	$7,471	22.7%
Amazon	$3,036	$1,789	69.7%
Dealer/Distributor	$2,850	$2,108	35.2%
Fox Labs	$312	$348	(10.3)%
International (Outside USMCA)	$(163)	$4,175	(103.9)%
Canada	$386	$128	201.6%
Total Sales	$15,593	$16,018	(2.7)%
Total Sales Excluding International	$15,755	$11,844	33.0%

Holiday Sales Overview

The Company saw very strong demand during the extended Holiday Selling period, spanning from October 1st through Cyber Monday. This year, net orders on Byrna.com and Amazon totaled $10.2 million, up 48% from $6.9 million in the prior year period. Daily average web sessions increased 28.6% year over year. Perhaps most importantly, new customer orders increased from 59.5% to 68.5%. This trend is expected to have a long-term positive impact, as it is anticipated that these customers will return to Byrna.com for additional purchases of ammo, accessories, and new products.

Management Commentary

“Our strong fiscal fourth quarter sales are a direct outcome of the transformational shift in our advertising strategy, which commenced in September 2023. Through this strategic change, we pivoted away from traditional social media channels in favor of a more targeted approach via celebrity endorsement, talk radio, and non-social media online advertising efforts. These channels have proven to be effective and plentiful thus far, resulting in average daily web sessions of 32,477 during Q4 2023, a remarkable 173% increase in average daily web sessions over Q3 2023,” stated Byrna CEO Bryan Ganz. “Our direct-to-consumer sales reached new heights this quarter, as sales on Byrna.com and Amazon increased 40% and 79%, respectively, compared to our previous record in Q4 2022.

“The successful launch of our partnership with Sean Hannity provided invaluable insights into our new strategy, instilling confidence in the model’s sustainability. Recently, we welcomed Judge Jeanine Pirro into our fold, clearly indicating our active pursuit of expanding our roster of distinguished celebrities. Although these campaigns are still in their early stages, the initial results and subsequent performance reaffirm our view to continue judiciously investing in these high return areas. We are encouraged by the influx of new customers and the growth in the average order size from our online sales, indicating a higher likelihood of repeat orders from this cohort in the coming year. As we move into fiscal year 2024, we will continue analyzing the data and refining our approach, positioning Byrna for continued success.”

Conference Call

Byrna plans to report its full financial results for the fiscal fourth quarter and full year 2023 in February 2024, which will be accompanied by a conference call to discuss the results and address questions from investors and analysts. The conference call details will be announced prior to the event.

About Byrna Technologies Inc.

Byrna is a technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® SD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a less-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company's e-commerce store.

Forward- Looking Statements

This news release contains "forward-looking statements" within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "expects," "will," "anticipates," and "believes" and statements that certain actions, events or results "may," "could," "would," "should," "might," "occur," "be achieved," or "will continue to." Forward-looking statements in this news release include, but are not limited to, statements regarding preliminary revenue for the fourth fiscal quarter of 2023, Byrna’s plans to continue to implement its revised marketing strategy, the expected benefits of celebrity endorsements, the likelihood of repeat orders from new customers, and Byrna’s ability to expand its market reach or increase sales. Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, potential cancellations of existing or future orders including as a result of any fulfillment delays, introduction of competing products, negative publicity, other factors, changes in the markets for security products and non-lethal defense technology could have a material adverse impact on our business, financial condition and results of operations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, ("Risk Factors") in our most recent Form 10-K, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com